UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2008 (July 8, 2008)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2008, Anthracite Capital, Inc. (the "Company") entered into Amendment No. 2 (the "Guaranty Amendment") to Guaranty, dated as of December 23, 2004 and amended as of February 27, 2007 (the "Guaranty").  The Guaranty Amendment was executed by the Company, as guarantor, and Deutsche Bank AG, Cayman Islands Branch (the "Buyer"), relating to the Repurchase Agreement (as defined below).  The Guaranty Amendment, among other things, amended and restated financial covenants in Section 5 of the Guaranty to make them substantially consistent with covenants in facility agreements previously entered into by the Company or its subsidiaries.

On July 8, 2008, Anthracite Funding, LLC, a subsidiary of the Company, and the Buyer entered into Amendment No. 2 (the "Repurchase Amendment") to Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms and Conditions, dated as of December 23, 2004 (as amended from time to time, the "Repurchase Agreement").  The Repurchase Amendment was agreed to and accepted by AHR Capital DB Limited and Deutsche Bank AG, London Branch.  The Repurchase Amendment, among other things, amended the Repurchase Date to July 8, 2010.

The Buyer and its respective affiliates have from time to time provided other financial services to the Company, BlackRock Financial Management, Inc., the manager of the Company, and their respective affiliates, for which they received customary compensation.

The above summary is not complete and is qualified in its entirety by reference to the full text of the Guaranty Amendment and the Repurchase Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2, dated as of July 8, 2008, to Guaranty
10.2	Amendment No. 2, dated as of July 8, 2008, to Master Repurchase Agreement and Annex I to Master Repurchase Agreement Supplemental Terms and Conditions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By: /s/ Richard Shea
Name: Richard Shea
Title: President and Chief Operating Officer

Dated: July 14, 2008